Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 10% INCREASE IN FIRST QUARTER DOMESTIC REVPAR

New Executed Domestic Franchise Agreements Increase 68%

ROCKVILLE, MD. (May 6, 2015) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the first quarter 2015:

•	Revenues for the three months ended March 31, 2015 totaled $175.2 million, an increase of 10 percent from the same period of 2014.

•	Domestic hotel executed franchise agreements totaled 99 for the three months ended March 31, 2015, an increase of 68 percent from the same period of 2014.

•	Domestic relicensing and contract renewal transactions totaled 100 for the three months ended March 31, 2015, an increase of 20 percent from the same period of 2014.

•	The company’s new construction domestic pipeline of hotels under construction or approved for development increased 36 percent from March 31, 2014, and the total pipeline increased 30 percent. The increase in the new construction hotel pipeline was led by the company’s Comfort family of brands which increased 40 percent over the same period of the prior year.

•	Franchising revenues for the three months ended March 31, 2015, totaled $75.9 million, an increase of 8 percent from the same period of 2014.

•	Domestic royalty fees for the three months ended March 31, 2015, totaled $57.8 million, an increase of 9 percent from the same period of 2014.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 9.6 percent in the first quarter of 2015, as occupancy and average daily rates increased 300 basis points and 3.7 percent, respectively from the same period of 2014.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended March 31, 2015, totaled $48.9 million, an increase of 5 percent from the same period of 2014.

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended March 31, 2015, totaled $0.37, an increase of 3 percent from the same period of 2014.

•	Domestic units increased 0.2 percent from March 31, 2014.

“Our effort to strengthen our brands and improve business delivery to our franchisees continues to be reflected in our operating results,” said Stephen P. Joyce, president and chief executive officer, Choice Hotels. “Our first quarter RevPAR increase of nearly ten percent continued to outpace the gains reported by Smith Travel Research in the chain scale segments in which we compete. In addition, we believe that our focus on improving the quality of hotels within our franchise system has been a significant factor in the more than 20 percent increase in execution of domestic new construction franchise agreements and nearly 70 percent increase in overall domestic franchise agreements. We continue to be optimistic that our focus on these initiatives will allow us to build on our strong first quarter RevPAR and franchise development performance.”

Discontinued Operations

During 2014, the company entered into and completed a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the disposal of these hotels met the definition of a discontinued operation since the operations and cash flows of these components have been eliminated from the on-going operations of the company and the company does not have significant continuing involvement in the operations of the hotels after the disposal transaction. As a result, the company’s consolidated statement of income for the three months ended March 31, 2014, reflects these three company-owned hotels as discontinued operations.

Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2015 outlook reflects the following assumptions:

•	All figures assume no repurchases of common stock under the company’s share repurchase program; and

•	The effective tax rate for continuing operations is expected to be approximately 32% and 31% for the second quarter and full-year 2015, respectively.

Franchising

•	EBITDA from franchising activities for full-year 2015 are expected to range between $254 million and $259 million;

•	Net domestic unit growth for 2015 is expected to be approximately 1%;

•	RevPAR is expected to increase approximately 7% for the second quarter and range between 6.5% and 8% for full-year 2015; and

•	The effective royalty rate is expected to increase 2 basis points for full-year 2015 as compared to full-year 2014.

SkyTouch

•	Net reductions in EBITDA relating to our investment in the SkyTouch division for full-year 2015 are expected to range between $15 million and $20 million.

Consolidated Outlook

The company’s second quarter 2015 diluted EPS is expected to be $0.58. The company expects full-year 2015 diluted EPS to range between $2.14 and $2.21. EBITDA for full-year 2015 are expected to range between $236 million and $241 million.

Conference Call

Choice will conduct a conference call on Wednesday, May 6, 2015 at 10:00 a.m. EDT to discuss the company’s first quarter 2015 results. The dial-in number to listen to the call is 1-855-766-6521, and the access code is 22622046. International callers should dial 1-920-663-6286 and enter the access code 22622046. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 2:00 p.m. EDT on Wednesday, May 6, 2015 through Wednesday, May 13, 2015 by calling 1-855-859-2056 and entering access code 22622046. The international dial-in number for the replay is 1-404-537-3406 and the access code is 22622046. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc.® (NYSE: CHH) is one of the world’s largest lodging companies. With more than 6,300 hotels franchised in more than 35 countries and territories, we represent more than 500,000 rooms around the globe. As of March 31, 2015, 615 hotels were in our development pipeline. Our company’s Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge® and Rodeway Inn® brands provide a spectrum of lodging choices to meet our guests’ needs. With more than 22 million members and counting, check out our Choice Privileges® rewards program to see how you can reap the benefits of being a member of the Choice Hotels® family. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; or ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, EBITDA from franchising activities and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues, the SkyTouch Technology operations and revenue generated from the ownership of an office building that is leased to a third-party. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology are excluded since they do not reflect the company’s core franchising business but are an adjacent, complimentary line of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria hotels & suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn, Ascend Hotel Collection and SkyTouch Technology are proprietary trademarks and service marks of Choice Hotels International and its subsidiaries.

© 2015 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. Consolidated Statements of Income (Unaudited)	Exhibit 1

	Three Months Ended March 31,
			Variance
	2015	2014	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$62,431	$58,540	$3,891	7%
Initial franchise and relicensing fees	5,717	3,740	1,977	53%
Procurement services	4,807	4,778	29	1%
Marketing and reservation	98,713	89,606	9,107	10%
Other	3,577	3,072	505	16%

Total revenues	175,245	159,736	15,509	10%

OPERATING EXPENSES:

Selling, general and administrative	32,438	26,680	5,758	22%
Depreciation and amortization	2,690	2,278	412	18%
Marketing and reservation	98,713	89,606	9,107	10%

Total operating expenses	133,841	118,564	15,277	13%

Operating income	41,404	41,172	232	1%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,179	10,171	8	0%
Interest income	(346)	(503)	157	(31%)
Other (gains) and losses	(468)	(59)	(409)	693%
Equity in net loss of affiliates	1,005	35	970	2771%

Total other income and expenses, net	10,370	9,644	726	8%

Income from continuing operations before income taxes	31,034	31,528	(494)	(2%)
Income taxes	9,440	10,059	(619)	(6%)

Income from continuing operations, net of income taxes	21,594	21,469	125	1%
Income from discontinued operations, net of income taxes	—	1,641	(1,641)	(100%)

Net income	$21,594	$23,110	$(1,516)	(7%)

Basic earnings per share
Continuing operations	$0.38	$0.37	$0.01	3%
Discontinued operations	—	0.03	(0.03)	(100%)

	$0.38	$0.40	$(0.02)	(5%)

Diluted earnings per share
Continuing operations	$0.37	$0.36	$0.01	3%
Discontinued operations	—	0.03	(0.03)	(100%)

	$0.37	$0.39	$(0.02)	(5%)

Choice Hotels International, Inc. Consolidated Balance Sheets	Exhibit 2

(In thousands, except per share amounts)	March 31 2015	December 31, 2014
	(Unaudited)

ASSETS

Cash and cash equivalents	$200,544	$214,879
Accounts receivable, net	102,013	91,681
Other current assets	54,715	44,854

Total current assets	357,272	351,414

Fixed assets and intangibles, net	153,870	152,034
Notes receivable, net of allowances	48,781	40,441
Investments, employee benefit plans, at fair value	17,916	17,539
Other assets	83,283	85,842

Total assets	$661,122	$647,270

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$94,045	$120,654
Deferred revenue	73,908	66,382
Current portion of long-term debt	12,362	12,349
Other current liabilities	1,573	713

Total current liabilities	181,888	200,098

Long-term debt	799,628	782,082
Deferred compensation & retirement plan obligations	24,259	23,987
Other liabilities	68,840	69,904

Total liabilities	1,074,615	1,076,071

Common stock, $0.01 par value	576	573
Additional paid-in-capital	131,711	127,661
Accumulated other comprehensive loss	(8,203)	(6,971)
Treasury stock, at cost	(979,828)	(982,463)
Retained earnings	442,251	432,399

Total shareholders’ deficit	(413,493)	(428,801)

Total liabilities and shareholders’ deficit	$661,122	$647,270

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$21,594	$23,110

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,690	2,278
Gain on sale of assets	(292)	(2,572)
Provision for bad debts, net	823	1,399
Non-cash stock compensation and other charges	2,509	2,875
Non-cash interest and other (income) loss	506	416
Deferred income taxes	(233)	2,344
Equity (earnings) losses from unconsolidated joint ventures, net of distributions received	1,205	216
Changes in assets and liabilities:
Receivables	(11,624)	(19,931)
Advances to/from marketing and reservation activities, net	4,626	10,903
Forgivable notes receivable, net	(13,371)	(3,623)
Accounts payable	(1,152)	2,080
Accrued expenses	(24,052)	(19,861)
Income taxes payable/receivable	2,773	3,160
Deferred revenue	7,552	7,932
Other assets	(9,826)	(3,103)
Other liabilities	437	(2,359)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(15,835)	5,264

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(6,804)	(3,015)
Proceeds from sales of assets	1,592	8,703
Equity method investments	(1,921)	(3,379)
Purchases of investments, employee benefit plans	(1,089)	(890)
Proceeds from sales of investments, employee benefit plans	925	281
Issuance of mezzanine and other notes receivable	—	(587)
Collections of mezzanine and other notes receivable	105	68
Other items, net	(77)	(154)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(7,269)	1,027

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facility	20,700	15,000
Principal payments on long-term debt	(3,082)	(2,052)
Purchase of treasury stock	(6,227)	(4,530)
Dividends paid	(11,710)	(10,784)
Excess tax benefits from stock-based compensation	4,473	1,024
Proceeds from exercise of stock options	5,619	1,547

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,773	205

Net change in cash and cash equivalents	(13,331)	6,496
Effect of foreign exchange rate changes on cash and cash equivalents	(1,004)	587
Cash and cash equivalents at beginning of period	214,879	167,795

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$200,544	$174,878

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2015			For the Three Months Ended March 31, 2014			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR

Comfort Inn	$82.90	57.4%	$47.55	$79.22	54.8%	$43.40	4.6%	260 bps	9.6%
Comfort Suites	90.12	64.4%	58.02	86.84	60.8%	52.84	3.8%	360 bps	9.8%
Sleep	76.44	59.5%	45.48	72.87	55.6%	40.49	4.9%	390 bps	12.3%
Quality	70.18	52.6%	36.93	67.53	49.6%	33.50	3.9%	300 bps	10.2%
Clarion	75.30	51.5%	38.74	70.95	48.8%	34.61	6.1%	270 bps	11.9%
Econo Lodge	54.41	47.9%	26.06	52.67	44.3%	23.32	3.3%	360 bps	11.7%
Rodeway	53.85	52.7%	28.40	51.21	49.4%	25.32	5.2%	330 bps	12.2%
MainStay	73.58	66.4%	48.85	70.76	64.8%	45.83	4.0%	160 bps	6.6%
Suburban	46.48	74.1%	34.42	43.23	70.3%	30.38	7.5%	380 bps	13.3%
Ascend Hotel Collection	113.19	60.8%	68.79	111.34	58.2%	64.75	1.7%	260 bps	6.2%

Total	$74.59	55.7%	$41.57	$71.94	52.7%	$37.92	3.7%	300 bps	9.6%

	For the Quarter Ended
	March 31, 2015	March 31, 2014

System-wide effective royalty rate	4.31%	4.33%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2015		March 31, 2014		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,234	95,281	1,297	101,099	(63)	(5,818)	(4.9%)	(5.8%)
Comfort Suites	576	44,519	590	45,609	(14)	(1,090)	(2.4%)	(2.4%)
Sleep	368	26,533	381	27,517	(13)	(984)	(3.4%)	(3.6%)
Quality	1,292	104,654	1,236	102,327	56	2,327	4.5%	2.3%
Clarion	180	25,380	191	27,393	(11)	(2,013)	(5.8%)	(7.3%)
Econo Lodge	853	52,602	840	51,544	13	1,058	1.5%	2.1%
Rodeway	475	26,158	449	25,077	26	1,081	5.8%	4.3%
MainStay	46	3,571	43	3,329	3	242	7.0%	7.3%
Suburban	63	7,048	63	7,152	—	(104)	0.0%	(1.5%)
Ascend Hotel Collection	110	9,405	103	9,251	7	154	6.8%	1.7%
Cambria hotel & suites	22	2,642	18	2,119	4	523	22.2%	24.7%

Domestic Franchises	5,219	397,793	5,211	402,417	8	(4,624)	0.2%	(1.1%)

International Franchises	1,143	105,498	1,153	104,735	(10)	763	(0.9%)	0.7%

Total Franchises	6,362	503,291	6,364	507,152	(2)	(3,861)	(0.0%)	(0.8%)

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Three Months Ended March 31, 2015			For the Three Months Ended March 31, 2014			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	4	7	11	3	3	6	33%	133%	83%
Comfort Suites	5	2	7	1	—	1	400%	NM	600%
Sleep	5	—	5	4	—	4	25%	NM	25%
Quality	2	29	31	1	10	11	100%	190%	182%
Clarion	—	3	3	—	2	2	NM	50%	50%
Econo Lodge	—	9	9	—	6	6	NM	50%	50%
Rodeway	—	14	14	1	15	16	(100%)	(7%)	(13%)
MainStay	4	—	4	4	—	4	0%	NM	0%
Suburban	—	2	2	1	1	2	(100%)	100%	0%
Ascend Hotel Collection	1	10	11	3	3	6	(67%)	233%	83%
Cambria hotel & suites	2	—	2	1	—	1	100%	NM	100%

Total Domestic System	23	76	99	19	40	59	21%	90%	68%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	March 31, 2015 Units			March 31, 2014 Units			Variance
							Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	33	62	95	39	51	90	(6)	(15%)	11	22%	5	6%
Comfort Suites	3	74	77	2	46	48	1	50%	28	61%	29	60%
Sleep Inn	2	73	75	1	48	49	1	100%	25	52%	26	53%
Quality	54	6	60	38	4	42	16	42%	2	50%	18	43%
Clarion	10	2	12	6	2	8	4	67%	—	0%	4	50%
Econo Lodge	28	4	32	20	2	22	8	40%	2	100%	10	45%
Rodeway	34	3	37	33	2	35	1	3%	1	50%	2	6%
MainStay	1	47	48	2	35	37	(1)	(50%)	12	34%	11	30%
Suburban	6	12	18	6	17	23	—	0%	(5)	(29%)	(5)	(22%)
Ascend Hotel Collection	22	20	42	11	12	23	11	100%	8	67%	19	83%
Cambria hotel & suites	—	23	23	—	21	21	—	NM	2	10%	2	10%

	193	326	519	158	240	398	35	22%	86	36%	121	30%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended March 31,
	2015	2014
Franchising Revenues:

Total Revenues	$175,245	$159,736
Adjustments:
Marketing and reservation revenues	(98,713)	(89,606)
SkyTouch & Other	(603)	(53)

Franchising Revenues	$75,929	$70,077

Franchising Margins:

Operating Margin:

Total Revenues	$175,245	$159,736
Operating Income	$41,404	$41,172

Operating Margin	23.6%	25.8%

Franchising Margin:

Franchising Revenues	$75,929	$70,077

Operating Income	$41,404	$41,172
Non-franchising activities operating loss	5,201	3,506

	$46,605	$44,678

Franchising Margins	61.4%	63.8%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended March 31,
	2015	2014

Total Selling, General and Administrative Expenses	$32,438	$26,680
SkyTouch & other	(5,395)	(3,336)

Franchising Selling, General and Administration Expenses	$27,043	$23,344

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)

(dollar amounts in thousands)
	Three Months Ended March 31,
	2015	2014

Income from continuing operations, net of income taxes	$21,594	$21,469
Income taxes	9,440	10,059
Interest expense	10,179	10,171
Interest income	(346)	(503)
Other (gains) and losses	(468)	(59)
Equity in net loss of affiliates	1,005	35
Depreciation and amortization	2,690	2,278

EBITDA	$44,094	$43,450

Franchising	$48,886	$46,733
SkyTouch & other	(4,792)	(3,283)

	$44,094	$43,450

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 9
DISCONTINUED OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2015	2014

REVENUES:
Hotel operations	$—	$690

Total revenues	—	690

OPERATING EXPENSES:
Hotel operations	—	662

Total operating expenses	—	662

Operating income	—	28

Gain on disposal of discontinued operations	—	2,581

Income from discontinued operations before income taxes	—	2,609
Income tax	—	968

Income from discontinued operations	$—	$1,641